Exhibit 99.1

San Orr Appointed to Colfax Board of Directors

FULTON, Md., Feb. 22, 2012 /PRNewswire/ — The Board of Directors of Colfax Corporation (“Colfax”) (NYSE: CFX), a leading global manufacturer of gas- and fluid-handling and fabrication technology products and services, today announced that it has appointed San W. Orr, III, Partner & Chief Operating Officer of BDT Capital Partners, LLC (“BDT Capital”), to its Board effective February 22, 2012. This appointment increases the size of Colfax’s Board of Directors from nine to ten members.

Mitchell P. Rales, Chairman of the Board of Colfax, stated, “We are very pleased to have San join our Board. His extensive capital markets experience and diverse background will provide a major contribution to Colfax as we continue our journey to become a world-class global industrial enterprise. I am confident that his knowledge and experience will assist the Board of Directors and the Colfax leadership team in executing Colfax’s long-term strategy.”

Mr. Orr has held a variety of roles throughout his career and currently serves as Partner & Chief Operating Officer of BDT Capital, a position he has held since 2011. Prior to joining BDT Capital in 2009, Mr. Orr spent over ten years at Goldman, Sachs & Co. in several positions, including Managing Director, GS Direct, Investment Banking Division, where he advised clients and led transaction teams on mergers and acquisitions, equity, convertible and debt financings. Mr Orr’s background also includes public accounting experience as well as bankruptcy, corporate & securities and finance & tax law. He holds a Bachelor of Business Administration from the University of Wisconsin and a J.D. with Honors from the University of Chicago Law School.

ABOUT COLFAX CORPORATION — Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact, including projections of future financial results, the expected effects of the Charter acquisition, its anticipated benefits and potential impact on our business and our ability to realize cost savings. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission including its 2010 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the period ended September 30, 2011 under the caption “Risk Factors.” In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax’s global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

CONTACT:

Scott Brannan

Chief Financial Officer, Colfax Corporation

+1-301-323-9005

Scott.Brannan@colfaxcorp.com